Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this to Registration Statement on Form S-3 of our report dated March 24, 2020 relating to the December 31, 2019 and 2018 consolidated financial statements which appear in MYOS RENS Technology Inc.’s Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

April 20, 2020